                               CUSTODY AGREEMENT



                                    between

                            STAGECOACH FUNDS, INC.

                                      and

                        INVESTORS BANK & TRUST COMPANY

                               TABLE OF CONTENTS

1.  Bank Appointed Custodian.....................................   1

2.  Definitions..................................................   1
      2.1  Authorized Person.....................................   1
      2.2  Board                                                    1
      2.3  Security                                                 1
      2.4  Portfolio Security....................................   1
      2.5  Officer's Certificate.................................   2
      2.6  Book-Entry System.....................................   2
      2.7  Depository............................................   2
      2.8  Proper Instructions...................................   2
      2.9  Foreign Securities....................................   2

3.  Separate Accounts............................................   2

4.  Certification as to Authorized Persons.......................   3

5.  Custody of Cash..............................................   3
      5.1  Purchase of Securities................................   3
      5.2  Redemptions...........................................   3
      5.3  Distributions and Expenses of the Fund................   4
      5.4  Payment in Respect of Securities......................   4
      5.5  Repayment of Loans....................................   4
      5.6  Repayment of Cash.....................................   4
      5.7  Foreign Exchange Transactions.........................   4
      5.8  Other Authorized Payments.............................   4
      5.9  Termination...........................................   4

6.  Securities...................................................   5
      6.1  Segregation and Registration..........................   5
      6.2  Voting and Proxies....................................   5
      6.3  Corporate Action......................................   5
      6.4  Book-Entry System.....................................   6
      6.5  Use of a Depository...................................   7
      6.6  Use of Book-Entry System for Commercial Paper.........   9
      6.7  Use of Immobilization Programs........................   9
      6.8  Eurodollar CDs........................................  10
      6.9  Options and Futures Transactions......................  10
      6.10 Segregated Account....................................  11
      6.11 Interest Bearing Call or Time Deposits................  12
      6.12 Transfer of Securities................................  12

7.  Redemptions..................................................  14

8.  Merger, Dissolution, etc. of the Company or the Fund.........  14

9.  Actions of the Bank Without Prior Authorization..............  15

10. Collections and Defaults.....................................  15

11. Maintenance of Records and Accounting Services...............  16

12. [Reserved]

13. Concerning the Bank..........................................  16
     13.1  Bank Warranty.........................................  16
     13.2  Standard of Care and Performance of Duties............  16
     13.3  Agents and Sub-custodians with Respect to Property
           of the Fund Held in the United States.................  18
     13.4  Duties of the Bank with Respect to Property
           Held Outside of the United States.....................  18
     13.5  Insurance.............................................  20
     13.6  Compensation and Reimbursement of Expenses............  20
     13.7  Advances by Bank......................................  21

14. Termination..................................................  21

15. Confidentiality..............................................  22

16. Notices......................................................  23

17. Amendments...................................................  23

18. Parties......................................................  23

19. Governing Law................................................  24

20. Counterparts.................................................  24

21. Limitations of Liability.....................................  24

22. Single Agreement.............................................  24

                               CUSTODY AGREEMENT


          AGREEMENT made as of this 22nd day of September, 1997, between STAGECOACH FUNDS, INC., a Maryland corporation (the "Company"), and INVESTORS BANK & TRUST COMPANY (the "Bank" or, "IBT").

     The Company, an open-end management investment company registered under the Investment Company Act of 1940, as amended (the "1940 Act"), on behalf of the International Equity Fund (the "Fund"), desires to place and maintain all of the Fund's portfolio securities and other assets including cash in the custody of the Bank, and the Bank has indicated its willingness to so act, subject to the terms and conditions of this Agreement.

     NOW, THEREFORE, in consideration of the premises and of the mutual agreements contained herein, the parties hereto agree as follows:

     1.  Bank Appointed Custodian.  The Company hereby appoints the Bank as
         ------------------------
custodian of the Fund's portfolio securities and cash delivered to the Bank as hereinafter described, and the Bank agrees to act as such upon the terms and conditions hereinafter set forth.

     2.  Definitions.  Whenever used herein, the terms listed below will have
         -----------
the following meanings:

         2.1  Authorized Person.  Authorized Person will mean any of the persons
              -----------------
duly authorized to give Proper Instructions or otherwise act on behalf of the Company and the Fund by appropriate resolution of the Board of Directors of the Company, and set forth in a certificate as required by Section 4 hereof.

         2.2  Board.  Board will mean the Company's Board of Directors.
              -----

         2.3  Security.  The term security as used herein will have the same
              --------
meaning as when such term is used in the Securities Act of 1933, as amended (the "1933 Act"), including, without limitation, any note, stock, treasury stock, bond, debenture, evidence of indebtedness, certificate of interest or participation in any profit sharing agreement, collateral-trust certificate, preorganization certificate or subscription, transferable share, investment contract, voting-trust certificate, certificate of deposit for a security, fractional undivided interest in oil, gas, or other mineral rights, any put, call, straddle, option, or privilege on any security, certificate of deposit, or group or index of securities (including any interest therein or based on the value thereof), or any put, call, straddle, option, or privilege entered into on a national securities exchange relating to a foreign currency, or, in general, any interest or instrument commonly known as a "security", or any certificate of interest or participation in, temporary or interim certificate for, receipt for, guarantee of, or warrant or right to subscribe to, or option contract to purchase or sell any of the foregoing, and futures, forward contracts and options thereon.

         2.4  Portfolio Security.  Portfolio Security will mean any security
              ------------------
owned by the Fund.

         2.5  Officer's Certificate.  Officer's Certificate will mean, unless
              ---------------------
otherwise indicated, any request, direction, instruction, or certification in writing signed by an Authorized Person of the Company.

         2.6  Book-Entry System.  Book-Entry System shall mean the Federal
              -----------------
Reserve-Treasury Department Book Entry System for United States government, instrumentality and agency securities operated by the Federal Reserve Bank, its successor(s) and its nominee(s) and any other book entry system approved by the Board.

         2.7  Depository.  Depository shall mean The Depository Trust Company
              ----------
("DTC") and any other clearing agency registered with the Securities and Exchange Commission under Section 17A of the Securities Exchange Act of 1934, as amended ("Exchange Act"), and its successor(s) and its nominee(s). The term "Depository" shall further mean and include any other person authorized to act as a depository under the 1940 Act, its successor(s) and its nominee(s), specifically identified in a certified copy of a resolution of the Board.

         2.8  Proper Instructions.  Proper Instructions shall mean (i)
              -------------------
instructions regarding the purchase or sale of Portfolio Securities, and payments and deliveries in connection therewith, given by an Authorized Person, such instructions to be given in such form and manner as the Bank and the Company shall agree upon from time to time, and (ii) instructions (which may be continuing instructions) regarding other matters signed or initialed by an Authorized Person. Oral instructions will be considered Proper Instructions if the Bank reasonably believes them to have been given by an Authorized Person. The Company shall cause all oral instructions to be promptly confirmed in writing or by facsimile. The Bank shall act upon and comply with any subsequent Proper Instruction which modifies a prior instruction, and the sole obligation of the Bank with respect to any follow-up or confirmatory instruction shall be to make reasonable efforts to detect any discrepancy between the original instruction and such confirmation and to report such discrepancy to the Company. The Company shall be responsible, at the expense of the Fund, for taking any action, including any reprocessing, necessary to correct any such discrepancy or error, and, to the extent such action requires the Bank to act, the Company shall give the Bank specific Proper Instructions as to the action required.
Upon receipt by the Bank of an Officer's Certificate as to the authorization by the Board accompanied by a detailed description of procedures approved by the Company, Proper Instructions may include communication effected directly between electromechanical or electronic devices provided that the Company and the Bank are satisfied that such procedures afford adequate safeguards for the Fund's assets.

         2.9  Foreign Securities.  The term Foreign Securities as used herein
              ------------------
will have the same meaning as when such term is used in Rule 17f-5 under the 1940 Act.

     3.  Separate Accounts.  The Bank will segregate the assets of the Fund into
         -----------------
a separate account for the Fund containing the assets of the Fund (and all investment earnings thereon). Unless the context otherwise requires, any reference in this Agreement to any actions to be taken by the Company shall be deemed to refer to the Company acting on behalf of the Fund, any reference in this Agreement to any assets of the Company, including, without limitation, any Portfolio Securities and other assets including cash and any earnings thereon, shall be deemed to refer only to assets of the Fund, any duty or obligation of the Bank hereunder to the Company shall be deemed to refer to duties and obligations with respect to the Fund, and any obligation or liability of the Company hereunder shall be binding only with respect to the Fund and shall be discharged only out of the assets of the Fund.

     4.  Certification as to Authorized Persons.  The Secretary or an Assistant
         --------------------------------------
Secretary of the Company will at all times maintain on file with the Bank his or her certification to the Bank, in such form as may be acceptable to the Bank, of
(i) the names and signatures of the Authorized Persons and (ii) the names of the Board, it being understood that upon the occurrence of any change in the information set forth in the most recent certification on file (including without limitation any person named in the most recent certification who is no longer an Authorized Person as designated therein), the Secretary or an Assistant Secretary of the Company, will sign a new or amended certification setting forth the change of the new, additional or omitted names or signatures. The Bank will be entitled to rely and act upon any Officer's Certificate given to it by the Company that has been signed by Authorized Persons named in the most recent certification received by the Bank.

     5.  Custody of Cash.  As custodian, the Bank will open and maintain a
         ---------------
separate account or accounts in the name of the Fund or in the name of the Bank as custodian of the Fund, and will deposit to the account of the Fund all of the cash of the Fund, except for cash held by a sub-custodian appointed pursuant to subsections 13.3 or 13.4 hereof, including borrowed funds, delivered to the Bank, subject only to draft or order by the Bank acting pursuant to the terms of this Agreement. Upon receipt by the Bank of Proper Instructions (which may be continuing instructions) or in the case of payments for redemptions and repurchases of outstanding interests of the Fund, notification from the Fund's transfer agent as provided in Section 7, requesting such payment, designating the payee or the account or accounts to which the Bank will release funds for deposit, and stating that it is for a purpose permitted under the terms of this
Section 5, specifying the applicable subsection, the Bank will make payments of cash held for the accounts of the Fund, insofar as funds are available for that purpose, only as permitted in subsections 5.1-5.9 below.

         5.1  Purchase of Securities.  Upon the purchase of securities for the
              ----------------------
Fund, against contemporaneous receipt of such securities by the Bank, or against delivery of such securities to the Bank, in accordance with generally accepted settlement practices or customs in the jurisdiction or market in which the transaction occurs, such securities to be registered in the name of the Fund or in the name of, or properly endorsed and in form for transfer to, the Bank, or a nominee of the Bank, or receipt for the account of the Bank pursuant to the provisions of Section 6 below, each such payment to be made at the purchase price shown on a broker's confirmation (or transaction report in the case of Book Entry Paper) of purchase of the securities that is received by the Bank before such payment is made and that has been confirmed in the Proper Instructions also received by the Bank before such payment is made.

         5.2  Redemptions.  In such amount as may be necessary for the
              -----------
repurchase or redemption of interests of the Fund offered for repurchase or redemption in accordance with Section 7 of this Agreement.

         5.3  Distributions and Expenses of the Fund.  For the payment on the
              --------------------------------------
account of the Fund of dividends or other distributions to shareholders as may from time to time be declared by the Board, interest, taxes, investment advisory or administration fees, and, as and to the extent provided on Schedule A hereto, any fees of the Bank for its services hereunder and any reimbursement of the expenses and liabilities of the Bank related to such services with respect to the Fund of the Company as provided pursuant to subsection 13.6 hereunder and on Schedule A hereto.

         5.4  Payment in Respect of Securities.  For payments in connection with
              --------------------------------
the conversion, exchange or surrender of Portfolio Securities or securities subscribed to by the Fund held by or to be delivered to the Bank.

         5.5  Repayment of Loans.  To repay loans of money made to the Fund,
              ------------------
but, in the case of final payment, only upon redelivery to the Bank of any Portfolio Securities pledged or hypothecated therefor and upon surrender of documents evidencing the loan.

         5.6  Repayment of Cash.  To repay the cash delivered to the Fund for
              -----------------
the purpose of collateralizing the obligation to return to the Fund certificates borrowed from the Fund representing Portfolio Securities, but only upon redelivery to the Bank of such borrowed certificates.

         5.7  Foreign Exchange Transactions.  For payments in connection with
              -----------------------------
foreign exchange contracts or options to purchase and sell foreign currencies for spot and future delivery ("Foreign Exchange Agreements") that may be entered into by the Bank on behalf of the Fund upon the receipt of Proper Instructions, such Proper Instructions to specify the currency broker or banking institution (which may be the Bank, or any other sub-custodian or agent hereunder, acting as principal) with which the contract or option is made, and the Bank shall have no duty with respect to the selection of such currency brokers or banking institutions with which the Fund deals or for their failure to comply with the terms of any contract or option.

         5.8  Other Authorized Payments.  For other authorized transactions of
              -------------------------
the Fund, or other obligations of the Fund incurred for proper purposes with respect to the Fund; provided that before making any such payment, the Bank also will receive Proper Instructions or a certified copy of a resolution of the Board signed by an Authorized Person (other than the Person certifying such resolution) and certified by its Secretary or Assistant Secretary, naming the person or persons to whom such payment is to be made, and either describing the transaction for which payment is to be made and declaring it to be an authorized transaction of the Fund, or specifying the amount of the obligation for which payment is to be made, setting forth the purpose for which such obligation was incurred and declaring such purpose to be a proper corporate purpose.

         5.9  Termination.  Upon the termination of this Agreement as
              -----------
hereinafter set forth pursuant to Section 8 and Section 14 of this Agreement.

     6.  Securities.
         ----------

         6.1  Segregation and Registration.  Except as otherwise provided
              ----------------------------
herein, and except for Portfolio Securities to be delivered to any sub-custodian appointed pursuant to subsections 13.2 or 13.3 hereof, the Bank as custodian, will receive and hold pursuant to the provisions hereof, in a separate account or accounts and physically segregated at all times from those of other persons, any and all Portfolio Securities which may now or hereafter be delivered to it by or for the account of the Fund. All such Portfolio Securities will be held or disposed of by the Bank for, and subject at all times to, the instructions of the Company pursuant to the terms of this Agreement. Subject to the specific provisions herein relating to Portfolio Securities that are not physically held by the Bank, the Bank will register all Portfolio Securities (unless otherwise directed by Proper Instructions or an Officer's Certificate), in the name of a registered nominee of the Bank as defined in the Internal Revenue Code and any Regulations of the Treasury Department issued thereunder, and will execute and deliver all such certificates in connection therewith as may be required by such laws or regulations or under the laws of any state. The Bank will use its best efforts to the end that the specific Portfolio Securities held by it hereunder will be at all times identifiable.

         The Company, on behalf of the Fund, will from time to time furnish to the Bank appropriate instruments to enable it to hold or deliver in proper form for transfer, or to register in the name of its registered nominee, any Portfolio Securities which may from time to time be registered in the name of the Fund.

         6.2  Voting and Proxies.  Neither the Bank nor any nominee of the Bank
              ------------------
will vote any of the Portfolio Securities held hereunder, except in accordance with Proper Instructions or an Officers' Certificate. The Bank will execute and deliver, or will cause to be executed and delivered, to the Company or its designated agent all notices, proxies and proxy soliciting materials with respect to such Portfolio Securities, but without indicating the manner in which such proxies are to be voted, such proxy to be executed by the registered holder of such Portfolio Securities (if registered otherwise than in the name of the Fund), in accordance with the Proper Instructions or an Officer's Certificate.

         6.3  Corporate Action.  If at any time the Bank is notified that an
              ----------------
issuer of a Portfolio Security has taken or intends to take a corporate action (a "Corporate Action") that affects the rights, privileges, powers, preferences, qualifications or ownership of the Portfolio Security, including, without limitation, liquidation, consolidation, merger, recapitalization, reorganization, reclassification, subdivision, combination, stock split or stock dividend, which Corporate Action requires an affirmative response or action on the part of the holder of such Portfolio Security (a "Response"), the Bank shall notify the Company's designee, Wells Fargo Bank, N.A. ("Wells Fargo Bank"), promptly of the Corporate Action, the Response required in connection with the Corporate Action, and the Bank's deadline for receipt from the Company's designee, Wells Fargo Bank, of Proper Instructions regarding the Response (the "Response

Deadline"). Except as provided in subsection 6.3(c) below, the date specified as the Response Deadline shall not be more than 24 hours prior to the Response expiration day set by the depository processing such Corporate Action. The Bank shall forward to the Company's designee, Wells Fargo Bank, via facsimile and/or overnight courier all notices, information statements or other materials relating to the Corporate Action within twenty-four (24) hours of receipt of such materials by the Bank.

               (a) The Bank shall act upon a required Response only after receipt by the Bank of Proper Instructions from the Company's designee, Wells Fargo Bank, no later than 4:00 p.m. (Pacific time) on the date specified as the Response Deadline and only if the Bank (or its agent or sub-custodian hereunder) has actual possession of all Portfolio Securities (but only if such Portfolio Securities are necessary for the consummation of the Corporate Action ("Necessary Portfolio Securities")), consents and other materials no later than 4:00 p.m. (Pacific time) on the date specified as the Response Deadline. Portfolio Securities in the possession of a broker or other borrower pursuant to the Bank's securities lending program shall be deemed to be in the possession of the Bank for the purposes of this subsection 6.3.

               (b) The Bank shall have no duty to act upon a required Response if Proper Instructions relating to such Response and all Necessary Portfolio Securities, consents and other materials are not received by and in the possession of the Bank no later than 4:00 p.m. (Pacific time) on the date specified as the Response Deadline. Notwithstanding, the Bank may, in its sole discretion, use its best efforts to act upon a Response for which Proper Instructions and/or Necessary Portfolio Securities, consents or other materials are received by the Bank after 4:00 p.m. (Pacific time) on the date specified as the Response Deadline, it being acknowledged and agreed by the parties that any undertaking by the Bank to use its best efforts in such circumstances shall in no way create any duty upon the Bank to complete such Response prior to its expiration.

               (c) In the event that the Company's designee, Wells Fargo Bank, notifies the Bank of a Corporate Action requiring a Response and the Bank has received no other notice of such Corporate Action, the Response Deadline shall be 48 hours prior to the Response expiration time set by the depository processing such Corporate Action.

               (d) Subsection 13.4(g) of this Agreement shall govern any Corporate Action involving Foreign Portfolio Securities held by a Selected Foreign Sub-custodian.

          6.4  Book-Entry System.  Provided (i) the Bank has received a
               -----------------
certified copy of a resolution of the Board specifically approving deposits of the Fund assets in the Book-Entry System, and (ii) for any subsequent changes to such arrangements following such approval, the Board has reviewed and approved the arrangement and has not delivered an Officers Certificate to the Bank indicating that the Board has withdrawn its approval:

               (a) The Bank may keep Portfolio Securities in the Book-Entry System provided that such Portfolio Securities are represented in an account ("Account") of the Bank (or its agent) in such System that shall not include any assets of the Bank (or such agent) other than assets held as a fiduciary, custodian, or otherwise for customers:

               (b) The records of the Bank (and any such agent) with respect to the Fund's participation in the Book-Entry System through the Bank (or any such agent) will identify by book entry Portfolio Securities that are included with other securities deposited in the Account and shall at all times during the regular business hours of the Bank (or such agent) be open for inspection by duly authorized officers, employees or agents of the Company. Where securities are transferred to the Fund's account, the Bank shall also, by book entry or otherwise, identify as belonging to the Fund a quantity of Portfolio Securities in a fungible bulk of securities (i) registered in the name of the Bank or its nominee, or (ii) shown on the Bank's account on the books of the Federal Reserve Bank;

               (c) The Bank (or its agent) shall pay for securities purchased for the account of the Fund or shall pay cash collateral against the return of Portfolio Securities loaned by the Fund upon (i) receipt of advice from the Book-Entry System that such Securities have been transferred to the Account, and
(ii) the making of an entry on the records of the Bank (or its agent) to reflect such payment and transfer for the account of the Fund. The Bank (or its agent) shall transfer Portfolio Securities sold or loaned for the account of the Fund upon:

                    (i) receipt of advice from the Book-Entry System that payment for securities sold or payment of the initial cash collateral against the delivery of Portfolio Securities loaned by the Fund has been transferred to the Account: and

                    (ii) the making of an entry on the records of the Bank (or its agent) to reflect such transfer and payment for the account of the Fund. Copies of all advices from the Book-Entry System of transfers of Portfolio Securities for the account of the Fund shall identify the Fund, be maintained for the Fund by the Bank and shall be provided to the Fund at its request. The Bank shall send the Fund a confirmation, in accordance with Rule 17f-4 under the 1940 Act, of any transfers to or from the account of the Fund;

               (d) The Bank will promptly provide the Company with any report obtained by the Bank or its agent on the Book-Entry System's accounting system, internal accounting control and procedures for safeguarding securities deposited in the Book-Entry System;

               (e) The Bank shall be liable to the Company and the Fund for any loss or damage to the Fund resulting from use of the Book-Entry System by reason of any negligent actions or inactions of the Bank or any of its agents or of any of its or their employees, or from any failure by the Bank or any such agent to use its best efforts to enforce such rights as it may have against the Book-Entry System; at the election of the Fund, it shall be entitled to be subrogated for the Bank in any claim against the Book-Entry System or any other person that the Bank or its agent may have as a consequence of any such loss or damage if and to the extent that the Fund has not been made whole for any loss or damage;

          6.5  Use of a Depository.  Provided (i) the Bank has received a
               -------------------
certified copy of a resolution of the Board specifically approving deposits in DTC or other such Depository and (ii) for any subsequent changes to such arrangements following such approval, the Board has reviewed and approved the arrangement and has not delivered an Officer's Certificate to the Bank indicating that the Board has withdrawn its approval:

          (a) The Bank may use a Depository to hold, receive, exchange, release, lend, deliver and otherwise deal with Portfolio Securities including stock dividends, rights and other items of like nature, and to receive and remit to the Bank on behalf of the Fund all income and other payments thereon and to take all steps necessary and proper in connection with the collection thereof;

          (b) Registration of Portfolio Securities may be made in the name of any nominee or nominees used by such Depository;

          (c) Payment for securities purchased and sold may be made through the clearing medium employed by such Depository for transactions of participants acting through it. Upon any purchase of Portfolio Securities, payment will be made only upon delivery of the securities to or for the account of the Fund and the Fund shall pay cash collateral against the return of Portfolio Securities loaned by the Fund only upon delivery of the Securities to or for the account of the Fund; and upon any sale of Portfolio Securities, delivery of the Securities will be made only against payment thereof or, in the event Portfolio Securities are loaned, delivery of Securities will be made only against receipt of the initial cash collateral to or for the account of the Fund; and

          (d) The Bank shall be liable to the Fund for any loss or damage to the Fund resulting from use of a Depository by reason of any negligent actions or inactions of the Bank or its employees or from any failure by the Bank to use its best efforts to enforce such rights as it may have against a Depository. In this connection, the Bank shall use its best efforts to ensure that:

               (i) the Depository obtains replacement of any certificated Portfolio Security deposited with it in the event such Security is lost, destroyed, wrongfully taken or otherwise not available to be returned to the Bank upon its request;

               (ii) any proxy materials received by a Depository with respect to Portfolio Securities deposited with such Depository are forwarded immediately to the Bank for voting in accordance with subsection 6.2 above;

               (iii) such Depository immediately forwards to the Bank confirmation of any purchase or sale of Portfolio Securities and of the appropriate book entry made by such Depository to the Fund's account;

               (iv) such Depository prepares and delivers to the Bank such records with respect to the performance of the Bank's obligations and duties hereunder as may be necessary for the Fund to comply with the recordkeeping requirements of Section 31(a) of the 1940 Act and Rule 31(a) thereunder; and

               (v) such Depository delivers to the Bank and the Company all internal accounting control reports, whether or not audited by an independent public accountant, as well as such other reports as the Company may reasonably request in order to verify the Portfolio Securities held by such Depository.

         6.6   Use of Book-Entry System for Commercial Paper.  Provided (i) the
               ---------------------------------------------
Bank has received a certified copy of a resolution of the Board specifically approving participation in a system maintained by the Bank for the holding of commercial paper in book-entry form ("Book-Entry Paper") and (ii) for each year following such approval the Board has received and approved the arrangements, upon receipt of Proper Instructions and upon receipt of confirmation from an Issuer (as defined below) that the Fund has purchased such Issuer's Book-Entry Paper, the Bank shall issue and hold in book-entry form, on behalf of the Fund, commercial paper issued by issuers with whom the Bank has entered into a book-entry agreement (the "Issuers"). In maintaining its procedures for Book-Entry Paper, the Bank agrees that:

               (a) The Bank will maintain all Book-Entry Paper held by the Fund in an account of the Bank that includes only assets held by it for customers;

               (b) The records of the Bank with respect to the Fund's purchase of Book-Entry Paper through the Bank will identify, by book-entry, commercial paper belonging to the Fund that is included in the Book-Entry Paper system and shall at all times during the regular business hours of the Bank be open for inspection by duly authorized officers, employees or agents of the Company;

               (c) The Bank shall pay for Book-Entry Paper purchased for the account of the Fund upon contemporaneous (i) receipt of advice from the Issuer that such sale of Book-Entry Paper has been effected, and (ii) the making of an entry on the records of the Bank to reflect such payment and transfer for the account of the Fund;

               (d) The Bank shall cancel such Book-Entry Paper obligation upon the maturity thereof upon contemporaneous (i) receipt of advice that payment for such Book-Entry Paper has been transferred to the Fund, and (ii) the making of an entry on the records of the Bank to reflect such payment for the account of the Fund;

               (e) The Bank shall transmit to the Company a transaction journal confirming each transaction in Book-Entry Paper for the account of the Fund on the next business day following the transaction: and

               (f) The Bank will send to the Company such reports on its system of internal accounting control with respect to Book-Entry Paper as the Company may reasonably request from time to time.

         6.7   Use of Immobilization Programs.  Provided (i) the Bank has
               ------------------------------
received a certified copy of a resolution of the Board specifically approving the maintenance of Portfolio Securities in an immobilization program operated by a bank which meets the requirements of Section 26(a)(1) of the 1940 Act, and
(ii) for each year following such approval the Board has reviewed and approved the arrangement and has not delivered an Officer's Certificate to the Bank indicating that the Board has withdrawn its approval, the Bank shall enter into such immobilization program with such bank acting as a sub-custodian hereunder.

         6.8  Eurodollar CDs.  Any Portfolio Securities that are Eurodollar CDs
              --------------
may be physically held by the European branch of the U.S. banking institution that is the issuer of such Eurodollar CD (a "European Branch"), provided that such Portfolio Securities are identified on the books of the Bank as belonging to the Fund and that the books of the Bank identify the European Branch holding such Portfolio Securities. Notwithstanding any other provision of this Agreement to the contrary, except as stated in the first sentence of this subsection 6.8, the Bank shall be under no other duty with respect to such Eurodollar CDs belonging to the Fund, and the Bank shall have no liability to the Fund or its interestholders with respect to the actions, inactions, whether negligent or otherwise of such European Branch in connection with such Eurodollar CDs, except for any loss or damage to the Fund resulting from the Bank's own negligent actions or inactions or lack of reasonable care in the performance of its duties hereunder.

         6.9  Options and Futures Transactions.
              --------------------------------

              (a) Puts and Calls Traded on Securities Exchanges, NASDAQ or Over-the-Counter.

                   (i) The Bank shall take action as to put options ("puts") and call options ("calls") purchased or sold (written) by the Fund regarding escrow or other arrangements in accordance with the provisions of any agreement entered into upon receipt of Proper Instructions between the Bank, any broker-dealer registered under the Exchange Act and a member of the National Association of Securities Dealers, Inc. (the "NASD"), and, if necessary, the Company, on behalf of the Fund, relating to the compliance with the rules of the Options Clearing Corporation and of any registered national securities exchange, or of any similar organization or organizations.

                   (ii) Unless another agreement requires it to do so, the Bank shall be under no duty or obligation to see that the Fund has deposited or is maintaining adequate margin, if required, with any broker in connection with any option, nor shall the Bank be under duty or obligation to present such option to the broker for exercise unless it receives Proper Instructions from the Company. The Bank shall have no responsibility for the legality of any put or call purchased or sold on behalf of the Fund, the propriety of any such purchase or sale, or the adequacy of any collateral delivered to a broker in connection with an option or deposited to or withdrawn from a Segregated Account (as defined in subsection 6.10 below). The Bank specifically, but not by way of limitation, shall not be under any duty or obligation to: (1) periodically check or notify the Fund that the amount of such collateral held by a broker or held in a Segregated Account is sufficient to protect such broker or the Fund against any loss; (2) effect the return of any collateral delivered to a broker; or (3) advise the Fund that any option it holds, has or is about to expire. Such duties or obligations shall be the sole responsibility of a Company.

               (b)  Puts, Calls and Futures Traded on Commodities Exchanges

                    (i) The Bank shall take action, upon receipt of Proper Instructions, as to puts, calls and futures contracts ("futures") purchased or sold by the Fund in accordance with the provisions of any agreement among the Company, on behalf of the Fund, the Bank and a Futures Commission Merchant registered under the Commodity Exchange Act, relating to compliance with the rules of the Commodity Futures Trading Commission and/or any Contract Market, or any similar organization(s), regarding account deposits in connection with transactions by the Fund.

                    (ii) The responsibilities and liabilities of the Bank as to futures, puts and calls traded on commodities exchanges, any Futures Commission Merchant account and the Segregated Account shall be limited as set forth in subparagraph (a)(ii) of this subsection 6.9 as if such subparagraph referred to Futures Commission Merchants rather than brokers, and futures and puts and calls thereon instead of options.

          6.10 Segregated Account.  The Bank shall upon receipt of Proper
               ------------------
Instructions establish and maintain a Segregated Account or Accounts for and on behalf of the Fund, into which Account or Accounts may be transferred upon receipt of Proper Instructions, cash and/or Portfolio Securities.

               (a) Cash and/or Portfolio Securities may be transferred into a Segregated Account in the following circumstances, upon receipt of Proper
Instructions:

                    (i) in accordance with the provisions of any agreement among the Company, on behalf of the Fund, the Bank and a broker-dealer registered under the Exchange Act and a member of the NASD or any Futures Commission Merchant registered under the Commodity Exchange Act, relating to compliance with the rules of the Options Clearing Corporation and of any registered national securities exchange or the Commodity Futures Trading Commission or any registered Contract Market, or of any similar organizations regarding escrow or other arrangements in connection with transactions by the Fund;

                    (ii) for the purpose of segregating cash or Securities in connection with options purchased or written by the Fund or commodity futures purchased or written by the Fund;

                    (iii) for the deposit of liquid assets, including, but not limited to cash, U.S. Government obligations or other high-grade debt obligations, having a market value (marked-to-market on a daily basis) at all times equal to not less than the aggregate purchase price due on the settlement dates of all the Fund's then outstanding forward commitment or "when-issued agreements" relating to the purchase of Portfolio Securities and all the Fund's then outstanding commitments under any reverse repurchase agreements entered into with broker-dealer firms;

                    (iv) for the purposes of compliance by the Fund with the procedures required by Investment Company Act Release No. 10666, or any subsequent release or releases of the Securities and Exchange Commission or no-action positions taken by the staff of the Securities and Exchange Commission relating to the maintenance of Segregated Accounts by registered investment companies; or

                    (v) for other proper corporate purposes, but only, in the case of this clause (v), upon receipt of, in addition to Proper Instructions, a certified copy of a resolution of the Board, or of the Executive Committee, signed by an officer of the Company and certified by the Secretary or an Assistant Secretary, setting forth the purpose(s) of such Segregated Account and declaring such purpose(s) to be a proper corporate purpose(s).

               (b) assets may be withdrawn from the Segregated Account pursuant to Proper Instructions only:

                    (i) with respect to assets deposited in accordance with the provisions of any agreements referenced in (a)(i) or (a)(ii) above, in accordance with the provisions of such agreements;

                    (ii) with respect to assets deposited pursuant to (a)(iii) or (a)(iv) above, for sale or delivery to meet the Fund's obligations under outstanding forward-commitment, delayed-settlement or when-issued agreements for the purchase of Portfolio Securities and under reverse repurchase agreements, or for release back into the Fund's Portfolio Securities account upon receipt of Proper Instructions specifying that the value of the assets in the Segregated Account or Accounts exceeds the amount required to ensure compliance with the procedures described in (a)(iv), above;

                    (iii) for exchange for other liquid assets of equal or greater value deposited in the Segregated Account;

                    (iv) to the extent that the Fund's outstanding forward-commitment or when-issued agreements for the purchase of portfolio securities or any reverse repurchase agreements are sold to other parties or the Fund's obligations thereunder are met from assets of the Fund other than those in the Segregated Account;

                    (v) for delivery upon settlement of a forward-commitment, delayed-settlement or when-issued agreement for the sale of Portfolio Securities; or

                    (vi) with respect to assets deposited pursuant to (a)(v) above, in accordance with the purposes of such account as set forth in Proper Instructions.

          6.11 Interest Bearing Call or Time Deposits.  The Bank shall, upon
               --------------------------------------
receipt of Proper Instructions relating to the purchase by the Fund of interest-bearing fixed-term and call deposits, transfer cash, by wire or otherwise, in such amounts and to such bank(s) as shall be indicated in such Proper Instructions. The Bank shall include in its records with respect to the assets of the Fund appropriate notation as to the amount of each such deposit, the banking institution with which such deposit is made (the "Deposit Bank"), and shall retain such forms of advice or receipt evidencing the deposit, if any, as may be forwarded to the Bank by the Deposit

Bank. Such deposits shall be deemed Portfolio Securities of the Fund and the responsibility of the Bank therefore shall be the same as and no greater than the Bank's responsibility in respect of other Portfolio Securities of the Fund.

          6.12 Transfer of Securities.  The Bank will transfer, exchange,
               ----------------------
deliver or release Portfolio Securities held by it hereunder, insofar as such Securities are available for such purpose, provided that before making any transfer, exchange, delivery or release under this Section, the Bank will receive Proper Instructions requesting such transfer, exchange or delivery stating that it is for a purpose permitted under the terms of this subsection 6.12, specifying the applicable subsection, or describing the purpose of the transaction with sufficient particularity to permit the Bank to ascertain the applicable subsection, only:

               (a) upon sales of Portfolio Securities for the account of the Fund, against contemporaneous receipt by the Bank of payment therefor in full, or against payment to the Bank in accordance with generally accepted settlement practices and customs in the jurisdiction or market in which the transaction occurs, each such payment to be in the amount of the sale price shown in a broker's confirmation of sale of the Portfolio Securities received by the Bank before such payment is made, as confirmed in the Proper Instructions received by the Bank before such payment is made;

               (b) in exchange for, or upon conversion into, other securities alone or other securities and cash pursuant to any plan of merger, consolidation, reorganization, share split-up, change in par value, recapitalization or readjustment or otherwise, upon exercise of subscription, purchase or sale or other similar rights represented by such Portfolio Securities, or for the purpose of tendering shares in the event of a tender offer therefor, provided however that in the event of an offer of exchange, tender offer, or other exercise of rights requiring the physical tender or delivery of Portfolio Securities, the Bank shall have no liability for failure to so tender in a timely manner unless such Proper Instructions are received by the Bank at least two business days prior to the date required for tender, and unless the Bank (or its agent or sub-custodian hereunder) has actual possession of such Portfolio Security at least two business days prior to the date of tender

               (c) upon conversion of Portfolio Securities pursuant to their terms into other securities;

               (d) for the purpose of redeeming in kind interests of the Fund upon authorization from the Fund;

               (e) in the case of option contracts owned by the Fund, for presentation to the endorsing broker;

               (f) when such Portfolio Securities are called, redeemed or retired or otherwise become payable;

               (g) for the purpose of effectuating the pledge of Portfolio Securities held by the Bank in order to collateralize loans made to the Fund by any bank, including the Bank;

provided, however, that such Securities will be released only upon payment to the Bank for the account of the Fund of the moneys borrowed, except that in cases where additional collateral is required to secure a borrowing already made, and such fact is made to appear in the Proper Instructions, further Portfolio Securities may be released for that purpose without any such payment. In the event that any such pledged Portfolio Securities are held by the Bank, they will be so held for the account of the lender, and after notice to the Fund from the lender in accordance with the normal procedures of the lender, that an event of deficiency or default on the loan has occurred, the Bank may deliver such pledged Portfolio Securities to or for the account of the lender,

               (h) for the purpose of releasing certificates representing Portfolio Securities, against contemporaneous receipt by the Bank of the fair market value of such security, as set forth in the Proper Instructions received by the Bank before such payment is made;

               (i) for the purpose of delivering Portfolio Securities lent by the Fund to a bank or broker dealer, but only against receipt in accordance with street delivery custom except as otherwise provided herein, of adequate collateral as agreed upon from time to time by the Fund and the Bank, and upon receipt of payment in connection with any repurchase agreement relating to such Securities entered into by the Fund;

               (j) for other authorized transactions of the Fund or for other proper corporate purposes; provided that before making such transfer, the Bank will also receive a certified copy of resolutions of the Board, signed by an authorized officer of the Company (other than the officer certifying such resolution) and certified by its Secretary or an Assistant Secretary, specifying the Portfolio Securities to be delivered, setting forth the transaction in or purpose for which such delivery is to be made, declaring such transaction to be an authorized transaction of the Fund or such purpose to be a proper corporate purpose, and naming the person or persons to whom delivery of such Securities shall be made; and

               (k) upon termination of this Agreement as hereinafter set forth pursuant to Section 8 and Section 14 of this Agreement.

     As to any deliveries made by the Bank pursuant to subsections (a), (b),
(c), (e), (f), (g), (h) and (i) securities or cash receivable in exchange therefor shall be delivered to the Bank.

     7.   Redemptions.  In the case of payment of assets of the Fund held by the
          -----------
Bank in connection with redemptions and repurchases by the Fund of outstanding interests, the Bank will rely on notification by the Company's transfer agent of receipt of a request for redemption before such payment is made. Payment shall be made in accordance with the Declaration of Trust (the "Declaration") of the Company, from assets available for said purpose.

     8.   Merger, Dissolution, etc. of the Company or the Fund.  In the case of
          ----------------------------------------------------
the following transactions, not in the ordinary course of business, namely, the merger of the Fund into or the consolidation of the Company with another investment company, the sale by the Company of all, or substantially all, of the assets of one or more Funds to another investment company, or the liquidation or dissolution of the Fund and distribution of its assets, the Bank will deliver the

Portfolio Securities held by it under this Agreement and disburse cash only upon the order of the Company, on behalf of the Fund, accompanied by a certified copy of a resolution of the Board authorizing any of the foregoing transactions. Upon completion of such delivery and disbursement and the payment of the fees, disbursements and expenses of the Bank, this Agreement will terminate with respect to the Fund or Company, as applicable.

     9.   Actions of the Bank Without Prior Authorization.  Notwithstanding
          -----------------------------------------------
anything herein to the contrary, unless and until the Bank receives an Officer's Certificate to the contrary, it will without prior authorization or instruction of the Company or the transfer agent:

               (a) endorse for collection and collect on behalf of and in the name of the Fund all checks, drafts, or other negotiable or transferable instruments or other orders for the payment of money received by it for the account of the Fund and hold for the account of the Fund all income, dividends, interest and other payments or distributions of cash with respect to the Portfolio Securities held thereunder;

               (b) present for payment all coupons and other income items held by it for the account of the Fund that call for payment upon presentation and hold the cash received by it upon such payment for the account of the Fund;

               (c) receive and hold for the account of the Fund all securities received as a distribution on Portfolio Securities as a result of a stock dividend, share split-up, reorganization, recapitalization, merger, consolidation, readjustment, distribution of rights and similar securities issued with respect to any Portfolio Securities held by it hereunder.

               (d) execute as agent on behalf of the Fund all necessary ownership and other certificates and affidavits required by the Internal Revenue Code or the regulations of the Treasury Department issued thereunder, or by the laws of any state, now or hereafter in effect, inserting the Fund's name on such certificates as the owner of the securities covered thereby, to the extent it may lawfully do so and as may be required to obtain payment in respect thereof. The Bank will execute and deliver such certificates in connection with Portfolio Securities delivered to it or by it under this Agreement as may be required under the provisions of the Internal Revenue Code and any Regulations of the Treasury Department issued thereunder, or under the laws of any State;

               (e) present for payment all Portfolio Securities that are called, redeemed, retired or otherwise become payable, and hold cash received by it upon payment for the account of the Fund; and

               (f) exchange interim receipts or temporary securities for definitive securities.

     10.  Collections and Defaults.  The Bank will use all reasonable efforts to
          ------------------------
collect any funds that may to its knowledge become collectible arising from Portfolio Securities, including dividends, interest and other income, and to transmit to the Company, on behalf of the Fund, notice actually received by the Bank of any call for redemption, offer of exchange, right of subscription, reorganization or other proceedings affecting such Portfolio Securities. If Portfolio

Securities upon which such income is payable are in default or payment is refused after due demand or presentation, the Bank will notify the Company, on behalf of the Fund, in writing of any default or refusal to pay within two business days from the day on which it receives knowledge of such default or refusal. In addition, the Bank will send the Company a written report once each month showing any income on any Portfolio Security held by Bank on behalf of the Fund that is more than ten days overdue on the date of such report.

     11.  Maintenance of Records and Accounting Services.  The Bank will
          ----------------------------------------------
maintain records with respect to transactions for which the Bank is responsible pursuant to the terms and conditions of this Agreement, and in compliance with the applicable rules and regulations under the 1940 Act and will furnish the Company daily with a statement of condition of the Fund. The Bank will furnish to the Company at the end of every month, and at the close of each quarter of the Company's fiscal year, a list of the Portfolio Securities and the aggregate amount of cash held by Bank on behalf of the Fund. The books and records of the Bank pertaining to its actions under this Agreement and reports by the Bank or its independent accountants concerning its accounting system, procedures for safeguarding securities and internal accounting controls will be open to inspection and audit at reasonable times by officers of or auditors employed by the Company and will be preserved by the Bank in the manner and in accordance with the applicable rules and regulations under the 1940 Act.

     12.  [Reserved]

     13.  Concerning the Bank.
          -------------------

          13.1  Bank Warranty.  The Bank warrants that it has and will maintain
                -------------
at least the minimum qualifications required by Section 17(f)(1) of the 1940 Act to act as custodian of the Portfolio Securities and other assets including cash of the Fund.

          13.2  Standard of Care and Performance of Duties.
                ------------------------------------------

                (a) The Bank agrees to use reasonable care with regard to its obligations under this Agreement and the safekeeping of property of the Fund.
In performing its duties hereunder and any other duties listed on the Schedules hereto, the Bank will be entitled to receive and act upon the advice of independent counsel of its own selection, which may be counsel for the Company, and the Bank will be without liability for any action taken or thing done, or omitted to be done, so long as the Bank's actions or inactions are without negligence and in accordance with this Agreement in good faith in conformity with such advice. The Bank shall be liable to, and shall indemnify and hold harmless the Company from and against any loss which shall occur as the result of the failure of the Bank or a sub-custodian (other than a foreign securities depository or clearing agency and except as provided in subsections 6.8, 13.2 and 13.3(i) hereof) to exercise reasonable care with respect to their respective obligations under this Agreement and the safekeeping of such property. Subject to the foregoing, the Bank will not be responsible for any act, omission, default or for the solvency of any foreign securities depository or clearing agency utilized in connection with the provision of services under this Agreement.

               (b) In the performance of its duties hereunder, the Bank will be protected and not be liable, and will be indemnified and held harmless for any action taken or omitted to be taken by it with reasonable care and in good faith reliance upon the terms of this Agreement, any Officer's Certificate, Proper Instructions, resolution of the Board, facsimile, telegram, notice, request, certificate or other instrument reasonably believed by the Bank to be genuine and for any other loss to the Fund except in the case of its negligent actions or inactions or lack of good faith or reasonable care in the performance of its obligations or duties hereunder.

               (c) The Bank will be under no duty or obligation to inquire into and will not be liable for:

                    (i) the validity of the issue of any Portfolio Securities purchased by or for the Fund, the legality of the purchases thereof or the propriety of the price incurred therefor;

                    (ii) the legality of any sale of any Portfolio Securities by or for the Fund or the propriety of the amount for which the same are sold;

                    (iii) the legality of an issue or sale of any interests of the Fund or the sufficiency of the amount to be received therefor;

                    (iv) the legality of the repurchase of any interests of the Fund or the propriety of the amount to be paid therefor;

                    (v) the legality of the declaration of any dividend by the Fund or the legality of the distribution of any Portfolio Securities as payment in kind of such dividend; and

                    (vi) any property or moneys of the Fund unless and until received by it, and any such property or moneys delivered or paid by it pursuant to the terms hereof.

               (d) Moreover, the Bank will not be under any duty or obligation to ascertain whether any Portfolio Securities at any time delivered to or held by it for the account of the Fund are such as may properly be held by the Fund under the provisions of its Company Articles, By-Laws, any federal or state statutes or any rule or regulation of any governmental agency.

               (e) Notwithstanding anything in this Agreement to the contrary, in no event shall the Bank be liable hereunder or to any third party:

                    (i) for any losses or damages of any kind resulting from acts of God, earthquakes, fires, floods, storms or other disturbances of nature, epidemics, strikes, riots, nationalization, expropriation, currency restrictions, acts of war, civil war or terrorism, insurrection, nuclear fusion, fission or radiation, the interruption, loss or malfunction of utilities, transportation, or computers (hardware or software) and computer facilities, the unavailability of energy sources and other similar happenings or events, except as results from the Bank's own negligence, provided that the Bank shall make all reasonable efforts, whenever necessary, to use data processing back-up facilities provided by Electronic Data Systems, Inc.; or

                    (ii) for special, punitive or consequential damages arising from the provision of services hereunder, even if the Bank has been advised of the possibility of such damages.

               (f) The Bank need not maintain any insurance for the exclusive benefit of the Company, but hereby warrants that as of the date of this Agreement it is maintaining a bankers Blanket Bond and hereby agrees to notify the Company in the event that such bond is canceled or otherwise lapses.

         13.3  Agents and Sub-custodians with Respect to Property of the Fund
               --------------------------------------------------------------
Held in the United States.  The Bank may employ agents in the performance of its
-------------------------
duties hereunder and shall be responsible for the acts and omissions of such agents as if performed by the Bank hereunder. Without limiting the foregoing, certain duties of the Bank hereunder may be performed by one or more affiliates of the Bank.

     Upon receipt of Proper Instructions, the Bank may employ sub-custodians, provided that any such sub-custodian meets at least the minimum qualifications required by Section 17(f)(1) of the 1940 Act to act as a custodian of the Fund's assets with respect to property of the Fund held in the United States. The Bank shall have no liability to the Company or any other person by reason of any act or omission of any sub-custodian and the Company shall indemnify the Bank and hold it harmless from and against any and all actions, suits and claims, arising directly or indirectly out of the performance of any sub-custodian. Upon request of the Bank, the Company shall assume the entire defense of any action, suit, or claim subject to the foregoing indemnity. All fees and expenses of any sub-custodian shall be paid by the Bank.

         13.4  Duties of the Bank with Respect to Property of the Fund Held
               ------------------------------------------------------------
Outside of the United States.
----------------------------

               (a)  Appointment of Foreign Sub-custodians.  The Company hereby
                    -------------------------------------
authorizes and instructs the Bank to employ as sub-custodians for the Company's Portfolio Securities and other assets maintained outside the United States the foreign banking institutions and foreign securities depositories designated by the Board or by the Bank as Foreign Custody Manager, or any other Foreign Custody Manager approved by the Board (each, a "Selected Foreign Sub-custodian"). Upon receipt of Proper Instructions, together with a certified resolution of the Company's Board of Directors or such Foreign Custody Manager, the Bank and the Company may agree to designate additional foreign banking institutions and foreign securities depositories to act as Selected Foreign Sub-custodians hereunder. Upon receipt of Proper Instructions, the Company or such Foreign Custody Manager may instruct the Bank to cease the employment of any one or more such Selected Foreign Sub-custodians for maintaining custody of the Fund's assets, and the Bank shall so cease to employ such sub-custodian as soon as alternate custodial arrangements have been implemented.

               (b)  Foreign Securities Depositories.  Except as may otherwise
                    -------------------------------
be agreed upon in writing by the Bank and the Company, assets of the Fund shall be maintained in foreign securities depositories only through arrangements implemented by the foreign banking institutions serving as Selected Foreign Sub-custodians pursuant to the terms hereof. Where possible, such arrangements shall include entry into agreements containing the provisions set forth in subparagraph (d) hereof.

               (c)  Segregation of Securities. The Bank shall identify on its
                    -------------------------
books as belonging to the Fund the Foreign Securities held by each Selected Foreign Sub-custodian. Each agreement pursuant to which the Bank employs a foreign banking institution shall require that such institution establish a custody account for the Bank and hold in that account, Foreign Securities and other assets of the Fund, and, in the event that such institution deposits Foreign Securities in a foreign securities depository, that it shall identify on its books as belonging to the Bank the securities so deposited.

               (d)  Agreements with Foreign Banking Institutions.  Each of the
                    --------------------------------------------
agreements pursuant to which a foreign banking institution holds assets of the Company's Funds (each, a "Foreign Sub-custodian Agreement") shall be substantially in conformity with the provisions of Rule 17f-5.

               (e)  Access of Independent Auditors of the Company. Upon request
                    ---------------------------------------------
of the Company, the Bank will use its best efforts to arrange for the Company's independent auditors to be afforded access to the books and records of any foreign banking institution employed as a Selected Foreign Sub-custodian insofar as such books and records relate to the performance of such foreign banking institution under its Foreign Sub-custodian Agreement.

               (f)  Reports by the Bank. The Bank will supply to the Company
                    -------------------
from time to time, as mutually agreed upon, statements in respect of the securities and other assets of the Fund held by Selected Foreign Sub-custodians, including but not limited to an identification of entities having possession of the Foreign Portfolio Securities and other assets of the Fund.

               (g)  Transactions in Foreign Custody Accounts.  Transactions with
                    ----------------------------------------
respect to the assets of the Fund held by a Selected Foreign Sub-custodian shall be effected pursuant to Proper Instructions from the Company to the Bank and shall be effected in accordance with the applicable Foreign Sub-custodian Agreement. If at any time any Foreign Portfolio Securities shall be registered in the name of the nominee of the Selected Foreign Sub-custodian, the Company agrees to hold any such nominee harmless from any liability by reason of the registration of such securities in the name of such nominee.

     Notwithstanding any provision of this Agreement to the contrary, settlement and payment for Foreign Securities received for the account of the Fund and delivery of Foreign Securities maintained for the account of the Fund may be effected in accordance with the customary established securities trading or securities processing practices and procedures in the jurisdiction or market in which the transaction occurs, including, without limitation, delivering securities to the purchaser thereof or to a dealer therefor (or an agent for such purchaser or dealer) against a receipt with the expectation of receiving later payment for such securities from such purchaser or dealer.

     In connection with any action to be taken with respect to the Foreign Securities held hereunder, including, without limitation, the exercise of any voting rights, subscription rights, redemption rights, exchange rights, conversion rights or tender rights, or any other action in connection with any other right, interest or privilege with respect to such Securities (collectively, the "Rights"), the Bank shall promptly transmit to the Company or its investment adviser such information in connection therewith as is made available to the Bank by the Foreign Sub-custodian, and the Bank shall promptly forward to the applicable Foreign Sub-custodian any instructions, forms or certifications with respect to such Rights, and any instructions relating to the actions to be taken in connection therewith, as the Bank shall receive pursuant to Proper Instructions. The Bank agrees to use its best efforts to obtain and forward to the Company or its designated agent, Wells Fargo Bank, information regarding Rights with respect to Foreign Securities held hereunder. Notwithstanding the foregoing, the Bank shall have no further duty or obligation with respect to such Rights, including, without limitation, the determination of whether the Fund is entitled to participate in such Rights under applicable U.S. and foreign laws, or the determination of whether any action proposed to be taken with respect to such Rights by the Fund or by the applicable Foreign Sub-custodian will comply with all applicable terms and conditions of any such Rights or any applicable laws or regulations, or market practices within the market in which such action is to be taken or omitted.

               (h)  Liability of Selected Foreign Sub-custodians. Each Foreign
                    --------------------------------------------
Sub-custodian Agreement with a foreign banking institution shall require the institution to exercise reasonable care in the performance of its duties and to indemnify, and hold harmless, the Bank and Company from and against certain losses, damages, costs, expenses, liabilities or claims arising out of or in connection with the institution's performance of such obligations, all as set forth in the applicable Foreign Sub-custodian Agreement.

               (i)  Liability of Bank.  The Bank shall have no more or less
                    -----------------
responsibility or liability on account of the acts or omissions of any Selected Foreign Sub-custodian employed hereunder than any such Selected Foreign Sub-custodian has to the Bank and, without limiting the foregoing, the Bank shall not be liable for any loss, damage, cost, expense, liability or claim resulting from nationalization, expropriation, currency restrictions, or acts of war or terrorism, political risk (including, but not limited to, exchange control restrictions, confiscation, insurrection, civil strife or armed hostilities) other losses due to Acts of God, nuclear incident or any loss where the Selected Foreign Sub-custodian has otherwise exercised reasonable care.

               (j)  Monitoring Responsibilities. The Bank shall furnish annually
                    ---------------------------
to the Company or any other Foreign Custody Manager, information concerning the Selected Foreign Sub-custodians employed hereunder for use by the Company's Board or such Foreign Custody Manager in evaluating such Selected Foreign Sub-custodians to ensure compliance with the requirements of Rule 17f-5 of the 1940 Act.

               (k)  Tax Law. The Bank shall have no liability for any
                    -------
obligations now or hereafter imposed on the Trust, or its Funds, or the Bank as custodian of the Trust by the tax laws of any jurisdiction. The sole responsibility of the Bank with regard to such taxes shall be to use reasonable efforts to assist the Company with respect to the withholding and payment by the Company of such taxes and with respect to any claim for exemption or refund under the tax law of jurisdictions for which the Company is entitled to such exemptions or refunds.

         13.5  Insurance.  The Bank shall use the same care with respect to the
               ---------
safekeeping of Portfolio Securities and cash of the Company's Funds held by it as it uses in respect of its own similar property but need not maintain any special insurance for the benefit of the Company.

         13.6. Compensation and Reimbursement of Expenses.  For providing
               ------------------------------------------
custodial services under this Agreement, the Bank shall be entitled to compensation and reimbursement of expenses at such rates and on such terms as are set forth on Schedule A. Notwithstanding Schedule A, the Bank shall not be entitled to any compensation or reimbursement of expenses relating to fund accounting services pursuant to this Agreement. Any such compensation or reimbursement shall be payable pursuant to a separate Sub-Fund Accounting Agreement, as may be in effect from time to time.

         13.7  Advances by Bank.  The Bank may, in its sole discretion, advance
               ----------------
funds on behalf of the Fund to make any payment permitted by this Agreement upon receipt of any proper authorization required by this Agreement for such payments. Should such a payment or payments, with advanced funds, result in an overdraft (due to insufficiencies of the Fund's account with the Bank, or for any other reason) this Agreement deems any such overdraft or related indebtedness, a loan made by the Bank to the Fund payable on demand and bearing interest at the current rate charged by the Bank for such loans unless the Fund shall provide the Bank with agreed upon compensating balances. The Company agrees that the Bank shall have a continuing lien and security interest to the extent of any overdraft or indebtedness, in and to any property at any time held by it for the Fund's benefit or in which the Fund has an interest and which is then in the Bank's possession or control (or in the possession or control of any third party acting on the Bank's behalf). The Company authorizes the Bank, in its sole discretion, at any time to charge any overdraft or indebtedness, together with interest due thereon against any balance of account standing to the credit of the Fund on the Bank's books.

     14.  Termination.
          -----------

               (a)  This Agreement shall be effective for an initial term of two
(2) years commencing upon the date hereof (the "Initial Term") unless earlier terminated as provided in subsection (b) below. Thereafter, the Agreement may be terminated at any time, without penalty upon sixty (60) days' written notice delivered by either party to the other by means of registered mail, and upon the expiration of such sixty (60) days, this Agreement will terminate; provided, however, that the effective date of such termination may be postponed to a date not more than ninety (90) days from the date of delivery of such notice (i) by the Bank in order to prepare for the transfer by the Bank of all of the assets of the Fund held hereunder, or (ii) by the Company in order to give it an opportunity to make suitable arrangements for a successor custodian. At any time after the termination of this Agreement, the Bank agrees to make available to the Company, at its request, the records maintained by the Bank relating to the performance of its duties as custodian and to preserve such records for the periods prescribed in Rule 31a-2 under the 1940 Act.

               (b) Notwithstanding subsection (a) above, either party hereto may terminate this Agreement at any time prior to the expiration of the Initial Term in the event that the other party violates any material provision of this Agreement, provided that the violating party does not cure such violation within sixty (60) days of receipt of written notice from the non-violating party of such violation.

               (c) Notwithstanding subsection (a) above, the Company may terminate this Agreement at any time prior to the expiration of the Initial Term in the event that (i) the Board of Directors determines that the performance of the Bank does not meet the reasonable satisfaction (considered in light of industry standards) of the Board of Directors, provided that the Bank does not cure such unsatisfactory performance within sixty (60) days of receipt of written notice specifying such unsatisfactory performance; or (ii) if the Bank becomes the subject of any state or federal bankruptcy proceeding that is not dismissed within sixty (60) days of the initiation of such proceeding.

               (d) In addition, notwithstanding anything herein to the contrary, the Company may terminate this Agreement on sixty (60) days' notice at any time prior to the expiration of the Initial Term, provided that, with respect to any termination not covered by Subsections (b) and (c), it shall pay to the Bank, as liquidated damages, all fees that would be due for the remainder of the Initial Term, calculated as if asset levels remained constant from the date notice of termination is given through the end of the Initial Term.

               (e) In the event of the termination of this Agreement, the Bank will immediately upon receipt or transmittal, as the case may be, of notice of termination, commence and prosecute diligently to completion the transfer of all cash and the delivery of all Portfolio Securities duly endorsed and all records maintained under Section 11 to the successor custodian when appointed by the Company. The obligation of the Bank to deliver and transfer over the assets of the Company's Funds held by the Bank directly to such successor custodian will commence as soon as such successor is appointed and will continue until completed as aforesaid. If the Company does not select a successor custodian within sixty (60) days from the date of delivery of notice of termination the Bank may, subject to the provisions of subsection 14(c), deliver the Portfolio Securities and cash of the Company's Fund held by the Bank to a bank or trust company of its own selection that meets the requirements of Section 17(f)(1) of the 1940 Act and has a reported capital, surplus and undivided profits aggregating not less than $2,000,000, to be held as the property of the Company's Funds under terms similar to those on which they were held by the Bank, whereupon such bank or trust company so selected by the Bank will become the successor custodian of such assets of the Company's Funds with the same effect as though selected by the Board.

               (f) Prior to the expiration of sixty (60) days after notice of termination has been given, the Company may furnish the Bank with an order of the Company advising that a successor custodian cannot be found willing and able to act upon reasonable and customary terms and that there has been submitted to the Fund's interestholders the question of whether the Fund will be liquidated or will function without a custodian for the assets of the Fund. In that event the Bank will deliver the Portfolio Securities and cash of the Company's Funds, subject as aforesaid, in accordance with one of such alternatives that may be approved by the requisite vote of shareholders, upon receipt by the Bank of a copy of the minutes of the meeting of shareholders at which action was taken, certified by the Company's Secretary and an opinion of counsel to the Company in form and content satisfactory to the Bank.

     15.  Confidentiality.  Both parties hereto agree than any non-public
          ---------------
information obtained hereunder concerning the other party is confidential and may not be disclosed to any other person without the consent of the other party, except as may be required by applicable law or at the request of a governmental agency. The parties further agree that a breach of this provision would irreparably damage the other party and accordingly agree that each of them is entitled, in addition to all other remedies at law or in equity and without bond or other security, to an injunction or injunctions to prevent breaches of this provision.

     16.  Notices.  Any notice or other instrument in writing authorized or
          -------
required by this Agreement to be given to either party hereto will be sufficiently given if addressed to such party and delivered, via registered U.S. Mail or facsimile with written confirmation via registered U.S. Mail, to it at its office at the address set forth below; namely:

               (a)  In the case of notices sent to the Company or the Fund to:

                      Stagecoach Funds, Inc.
                      111 Center Street
                      Little Rock, AR  72201
                      Attention:  Richard H. Blank, Jr.

               With copies to:

                      C. David Messman
                      Wells Fargo Bank, N.A.
                      111 Sutter Street, 18th Floor
                      San Francisco, CA  94104

                      Marco E. Adelfio
                      Morrison & Foerster LLP
                      2000 Pennsylvania Avenue, N.W., #5500
                      Washington, DC  20006

               (b)  In the case of notices sent to the Bank to:

                      Investors Bank & Trust Company
                      200 Clarendon Street
                      P.O. Box 9130
                      Boston, Massachusetts 02117-9130
                      Attention:  Andrew Nesvet

               With a copy to:  John E. Henry, Esq. at the same address;

     or at such other place as such party may from time to time designate in writing.

     17.  Amendments.  This Agreement, excluding Schedule A, may not be altered
          ----------
or amended, except by an instrument in writing, executed by both parties, and in the case of the Company, any such material alteration or amendment will be authorized and approved by its Board. Schedule A to this Agreement may be amended from time to time with respect to the global custody fee schedule therein as authorized by an appropriately executed amendment by both parties, and in the case of the Company, any such amendment is ratified and approved by its Board at its next regular meeting after such amendment is duly executed.

     18.  Parties.  This Agreement will be binding upon and shall inure to the
          -------
benefit of the parties hereto and their respective successors and assigns; provided, however, that this Agreement will not be assignable by the Company without the written consent of the Bank or by the Bank without the written consent of the Company, authorized and approved by its Board; and provided further that termination proceedings pursuant to Section 14 hereof will not be deemed to be an assignment within the meaning of this provision.

     19.  Governing Law.  This Agreement and all performance hereunder will be
          -------------
governed by the laws of the Commonwealth of Massachusetts.

     20.  Counterparts.  This Agreement may be executed in any number of
          ------------
counterparts, each of which shall be deemed to be an original, but such counterparts shall, together, constitute only one instrument.

     21.  Limitation of Liability.  The Company and the Bank agree that the
          -----------------------
Company's obligations under this Agreement shall not be binding upon any Director, interestholder, officer, employee or agent of the Company individually, or upon the assets and property of any other series of the Company, but are binding only upon the assets and property of the Fund.

     22.  Single Agreement.  This Agreement (including any exhibits, appendices
          ----------------
and schedules hereto) constitutes the entire agreement between the Bank and the Company as to the subject matter hereof and supersedes any and all agreements, representations and warranties, written or oral, regarding such subject matter made prior to the time at which this Agreement has been executed and delivered between the Bank and the Company.

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized as of the day and year first written above.

                                        STAGECOACH FUNDS, INC.



                                        By  /s/ Richard H.Blank
                                           ------------------------
                                           Name:  Richard H. Blank, Jr.
                                           Title: Chief Operating Officer


                                        INVESTORS BANK & TRUST COMPANY



                                        By  /s/ Robert D. Mancuso
                                           --------------------------
                                           Name:  Robert D. Mancuso
                                           Title: Managing Director


Approved:  April 29, 1997
Approved as amended:  November 19, 1998

                                  Schedule A
                                  ----------

                                 FEE SCHEDULE

                                                       Annual Fee
                                                       ----------

For All Assets -- Domestic Custody                        0.01%

Transaction Costs**
-------------------


 .    DTC/Fed Book Entry                                   $  9
 .    Physical Securities                                    35
 .    Options and Futures                                    18
 .    GNMA Securities                                        30
 .    Principal Paydown                                       5
 .    Foreign Exchange                                       18***
 .    Outgoing Wires                                          7
 .    Incoming Wires                                          5

** This fee schedule assumes that trade information will be electronically sent to IBT in the ISITC format.
*** There are no transaction costs for foreign exchange contracts executed by IBT.

Foreign Subcustodian Fees
-------------------------

 .    Incremental basis point and transaction fees will be charged for all foreign assets for which IBT is custodian. The asset based fees and transaction fees vary by country, based upon the global custody fee schedule below. Local duties, script fees, registration, exchange fees, and other market charges are included in out-of-pocket reimbursements.


                                 MISCELLANEOUS

A.   Out-of-Pocket Reimbursements
     ----------------------------

     .    These charges consist of:

          -  Printing, Delivery & Postage      -  Extraordinary Travel Expenses
          -  Legal Expenses                    -  Pricing
          -  International Verification        -  InvestView
          -  Telecommunications                -  Third Party Review ($250/year)
          -  Customized Systems                -  Support Equipment
               Development/Reporting
          -  Forms and Supplies

B.   Payment
     -------

     . The above fees will be paid by the Company five business days after the invoice is mailed.

C.   Systems
     -------

     . The details of any systems work will be determined after a thorough business analysis. Systems work will be billed on a time and material basis. This includes modifications to standard extracts or changes needed to except trade information in a non-ISITC format.

D.   Domestic Balance Credit
     -----------------------

     . The Company, on behalf of the Fund, may make use of balance credit against fees (excluding out-of-pocket charges) for Fund balances arising out of the custody relationship. The credit is based on collected balances reduced by balances required to support the activity charges of the accounts. The monthly earnings allowance is equal to 75% of the 90-day T-bill rate.

E.   Securities Lending, Foreign Exchange and Cash Management
     --------------------------------------------------------

     . For securities lending, revenue is split with the Fund and IBT on a 60% Fund/40% IBT basis.


                          GLOBAL CUSTODY FEE SCHEDULE
                          ---------------------------

                                   Annual Basis
          Country                  Point Charge             Trade Charge
          -------                  ------------             ------------
          Argentina*                      22.00                  $ 75.00
          Australia                        5.00                  $ 60.00
          Austria                          7.00                  $ 60.00
          Bangladesh                      41.00                  $150.00
          Bermuda                         20.00                  $100.00
          Belgium                          7.00                  $ 60.00
          Bharain                         41.00                  $140.00
          Botswana                        50.00                  $175.00
          Brazil**                        29.00                  $ 80.00
          Bulgaria                        30.00                  $ 75.00
          Canada                           5.00                  $ 30.00
          Chile***                        45.00                  $100.00

                                              Annual Basis
          Country                             Point Charge        Trade Charge
          -------                             ------------        ------------
          China                                      20.00             $ 75.00
          Colombia**                                 45.00             $140.00
          Cyprus                                     50.00             $150.00
          Czech Republic                             20.00             $ 75.00
          Denmark                                     5.00             $ 60.00
          Ecuador                                    45.00             $100.00
          Egypt                                      41.00             $100.00
          Euroclear-Eurobonds                         5.00             $ 20.00
          Euroclear-Non-Eurobond Issues               5.00             $ 60.00
          Finland                                     7.00             $ 70.00
          France                                      5.00             $ 60.00
          France Debt                                 5.00             $ 60.00
          Germany                                     5.00             $ 30.00
          Ghana                                      50.00             $200.00
          Greece                                     45.00             $130.00
          Hong Kong                                  10.00             $ 65.00
          Hungary                                    50.00             $200.00
          India****                                  50.00                50BP
          Indonesia                                  13.00             $ 65.00
          Ireland                                     7.00             $ 60.00
          Israel                                     50.00             $150.00
          Italy Debt                                  5.00             $ 50.00
          Italy Equity                                5.00             $ 50.00
          Japan                                       5.00             $ 30.00
          Jordan                                     41.00             $120.00
          Kazakhstan                                 45.00             $150.00
          Kenya                                      50.00             $200.00
          Korea                                      13.00             $ 65.00
          Lebanon                                    41.00             $140.00
          Lithuania                                  20.00             $ 75.00
          Lithuania T-Bills                          25.00             $ 75.00
          Luxembourg                                  7.00             $ 60.00
          Malaysia                                   10.00             $ 70.00
          Mauritius                                  41.00             $140.00
          Mexico                                     10.00             $ 40.00
          Morocco                                    40.00             $150.00
          Namibia                                    50.00             $200.00
          Netherlands                                 5.00             $ 40.00
          New Zealand                                 5.00             $ 60.00
          Norway                                      7.00             $ 90.00
          Oman                                       41.00             $140.00
          Pakistan                                   41.00             $140.00

                                              Annual Basis
          Country                             Point Charge        Trade Charge
          -------                             ------------        ------------
          Peru                                       50.00             $150.00
          Philippines                                13.00             $ 65.00
          Poland - Equities                          50.00             $150.00
          Poland T Bills                             29.00             $110.00
          Portugal                                   20.00             $125.00
          Russia - Equities                          41.00             $250.00
          Russia - MinFins                           35.00             $140.00
          Singapore                                  10.00             $ 65.00
          Slovakia                                   20.00             $ 75.00
          Slovenia                                   41.00             $120.00
          South Africa                                7.00             $ 40.00
          Spain Equity & Corp. Debt                   7.00             $ 60.00
          Spain - Gov't. Debt                         5.00             $ 60.00
          Sri Lanka                                  13.00             $ 65.00
          Swaziland                                  50.00             $200.00
          Sweden                                      5.00             $ 40.00
          Sweden Debt                                 5.00             $ 40.00
          Switzerland                                 5.00             $ 60.00
          Taiwan                                     13.00             $ 65.00
          Thailand                                   10.00             $ 65.00
          Turkey                                     41.00             $140.00
          United Kingdom                              5.00             $ 50.00
          Uruguay                                    50.00             $150.00
          Venezuela**                                45.00             $140.00
          Zambia                                     50.00             $200.00
          Zimbabwe                                   50.00             $175.00

          *     Bonds billed at residual value.
          **    Local administration fees included in custody fee.
          ***   Twenty (20) basis points local administration charge applied to trades.
          ****  Trades bill at 50 basis points.

          Out-of-pocket charges are passed through as actuals in all markets.

          IN WITNESS WHEREOF, the parties hereto have caused this Schedule A to be amended by their respective officers thereunto duly authorized as of the day and year written below.

                                             STAGECOACH FUNDS, INC.



                                            By /s/ Richard H. Blank, Jr.
                                               ---------------------------
                                               Name:  Richard H. Blank, Jr.
                                               Title: Chief Operating Officer



                                            INVESTORS BANK & TRUST COMPANY



                                            By /s/ Robert D. Mancuso
                                               ------------------------
                                               Name:  Robert D. Mancuso
                                               Title: Managing Director


Accepted by the
parties as amended on: November 19, 1998 -
                       Global Custody Fee Schedule
                       revised to include Bermuda,
                       Bulgaria, Kazakhstan,
                       Lithuania and Slovenia.